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                                                                EXHIBIT 13(d)(1)

                                AMENDMENT NO. 1
                                      TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated October 18, 1993, by and between AIM Equity Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                            "AIM EQUITY FUNDS, INC.
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT
                     _______________________________, 1995

AIM Charter Fund
         Institutional Class
         Retail Class

AIM Constellation Fund
         Institutional Class
         Retail Class

AIM Weingarten Fund
         Institutional Class
         Retail Class

AIM Aggressive Growth Fund

AIM Blue Chip Fund

AIM Capital Development Fund"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: ____________________________, 1995

                                             AIM EQUITY FUNDS, INC.


Attest: ___________________________          By: _______________________________
            Assistant Secretary                             President


(SEAL)

                                             A I M ADVISORS, INC.


Attest: ___________________________          By: _______________________________
            Assistant Secretary                             President

(SEAL)